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                   BURLINGTON NORTHERN SANTA FE CORPORATION
                       2650 Lou Menk Drive, Second Floor
                         Fort Worth, Texas 76131-2830

         This Proxy is solicited on behalf of the Board of Directors.

        The undersigned, revoking any proxy previously given, hereby appoints Jeffrey R. Moreland and Marsha K. Morgan, and each of them, proxy for the undersigned, with power of substitution, to vote as specified herein, all Common Stock held by undersigned, with the same force and effect as the undersigned would be entitled to vote if personally present, at the annual meeting of shareholders of the Company to be held at the Fort Worth Club, 306 West 7th Street, Fort Worth, Texas, Wednesday, April 19, 2000, at 2:00 P.M. and at any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon such other business as is properly brought before the meeting.

        You are encouraged to specify your choices by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation; however, the proxies appointed above cannot vote your shares unless you sign and return this card.

        If you are a participant in any of the following employee benefit plans of the Company, this card also constitutes voting instructions for any shares held for the stockholder in the Burlington Northern Santa Fe Investment and Retirement Plan, Burlington Northern 401(k) Plan for TCU Employees, and Burlington Northern Santa Fe Non-Salaried Employees 401(k) Retirement Plan. If you are a participant in any of these plans, your shares will be voted in accordance with the terms of such plan.

               IMPORTANT - PLEASE SIGN AND DATE ON REVERSE SIDE

                                                                ----------------
                                                                SEE REVERSE SIDE
                                                                ----------------

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                        FOLD AND DETACH PROXY CARD HERE
                 AND RETURN IN ENCLOSED POSTAGE-PAID ENVELOPE

                   Burlington Northern Santa Fe Corporation
                        Annual Meeting of Shareholders
                           April 19, 2000, 2:00 P.M.
                                Fort Worth Club
                              306 West 7th Street
                               Fort Worth, Texas

PLEASE NOTE: If you plan to attend the 2000 Annual Meeting of Shareholders, please mark the appropriate box on the reverse side of the Proxy Card.

It is important that your shares are represented at the meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to complete and mail the proxy card above in the enclosed postage-paid envelope.
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[X  ] Please mark your                                                    |6677
      Votes as in this example.                                            ----
   This Proxy, when properly executed, will be voted in the manner directed herein. If no directions are made, this proxy will be voted "FOR" approval of the Amended and Restated Combination Agreement and the transactions it contemplates, "FOR" the Nominees for Director listed below, and "AGAINST" the Stockholder Proposal concerning a shareholder rights plan.

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The Board of Directors recommends a vote "FOR" approval of the Amended and
Restated Combination Agreement and the transactions it contemplates, "FOR" all Nominees listed below, and "AGAINST" the Stockholder proposal concerning shareholder rights plans.
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                FOR     AGAINST    ABSTAIN
                | |        |  |      | |

1. Approval and adoption of the Amended and Restated Combination Agreement, dated as of December 18, 1999, by and among Burlington Northern Santa Fe Corporation, Canadian National Railway Company, North American Railways, Inc. and Western Merger Sub, Inc., as it may be further amended from time to time, and the transactions contemplated by that agreement.

2. Election of Directors   FOR   WITHHELD  If marked, vote is withheld from all
                          [___]   [___]    nominees listed


NOMINEES FOR DIRECTOR:
J.F. Alibrandi, J.J. Burns, Jr., G. Deukmejian, R.D. Krebs, B.M. Lindig, V.S. Martinez, R.S. Roberts, M.J. Shapiro, A.R. Weber, R.H. West, J.S. Whisler, E.E. Whitacre, Jr., R.B. Woodard, M.B. Yanney

For, except vote withheld from the following nominee(s):

--------------------------------------------------------

3. Shareholder Proposal concerning shareholder rights plans.

        FOR     AGAINST         ABSTAIN
        | |        | |           | |


I plan to attend the Annual
Meeting of Shareholders.   | |

                In their discretion, the proxies are authorized to vote upon such other business as is properly brought before the meeting.
                Please sign EXACTLY as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. This proxy votes all shares held in all capacities.


                                        ------------------------------------
                                        SIGNATURE                    DATE


                                        ------------------------------------
                                        SIGNATURE                 DATE
                                        (IF HELD JOINTLY)


                                        ------------------------------------
                                        TITLE OR AUTHORITY

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FOLD AND DETACH PROXY CARD HERE AND RETURN IN ENCLOSED ENVELOPE; RETAIN
ADMISSION TICKET

        ADMISSION CARD

        Burlington Northern Santa Fe Corporation
        Annual Meeting of Shareholders
        April 19, 2000, 2:00 P.M.
        Fort Worth Club
        306 West 7th Street
        Fort Worth, Texas

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to complete and mail the proxy card above.

        -----------------------------------------------------------
        |                                                         |
        |                                                         |
        |  IF YOU PLAN ON ATTENDING THE 1999 ANNUAL MEETING,      |
        |  PLEASE MARK THE BOX ON THE PROXY CARD ABOVE, AND       |
        |  BRING THIS CARD WITH YOU FOR ADMITTANCE AT THE ANNUAL  |
        |  MEETING.                                               |
        |                                                         |
        |                                                         |
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